Exhibit 99.1
DECEMBER 7, 2006
NEWGOLD, INC. OFFICIALLY CHANGES NAME TO FIRSTGOLD CORP.

SACRAMENTO, CA - December 7, 2006 - Newgold, Inc. (OTCBB: NGLD) announced today that it will now be known as “Firstgold Corp.” Newgold’s primary website has changed to www.firstgoldcorp.com, though it can still be accessed through www.newgold.com. Company CEO, Scott Dockter said, “As has been previously stated, the name change is an important part of our plan to increase investor awareness of the Company. There is a Canadian mining company named “New Gold” and we don’t want our investors confused. Changing the name is a logical move that we believe will be well received.” In coordination with the name change, Newgold’s ticker symbol will be changed from “NGLD” to “FGOC,” effective December 8, 2006.

Firstgold Corp. expects to move towards its production phase in early 2007, subject to regulatory approval that is anticipated prior to the end of 2006. In addition to Relief Canyon, Firstgold Corp. has announced its intention to conduct 40,000 feet of drilling at the Red Caps property is adjacent to ground held by Barrick Gold's Cortez JV in the highly mineralized Eureka-Cortez-Battle Mountain trend. Additional information about Newgold, Inc can be found by visiting its web site at www.firstgoldcorp.com.

Safe Harbor Statement
The matters discussed in this release contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended that involve risks and uncertainties. Although Newgold believes that the expectations reflected in such forward-looking statements are reasonable, the forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. Newgold cautions investors that any forward-looking statements made by Newgold are not guarantees of future performance and those actual results may differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those reflected in forward-looking statements include, but are not limited to, risks and uncertainties regarding the actual mineralization of Newgold's mining properties, the unproven nature of and potential changes to Newgold's business model, the risk that the capital and other resources that Newgold will need to exploit its business model will not be available, and the risks discussed in Newgold's Form 10-KSB and in Newgold's 10-QSB's and in Newgold's other filings with the Securities and Exchange Commission.

Contact Information:
Scott Dockter, President/CEO
(916) 449-3913

Philip Bosley, Operating Manager
(916) 449-3913
info@firstgoldcorp.com